UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2017

Pandora Media, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35198	94-3352630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2101 Webster Street, Suite 1650
Oakland, CA 94612
(Address of principal executive offices, including zip code)

(510) 451-4100
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05                 Costs Associated with Exit or Disposal Activities.

On January 12, 2017, Pandora Media, Inc. (the "Company") announced a reduction in force plan affecting approximately 7% of the Company’s U.S. employee base, excluding Ticketfly. The Company's Board of Directors approved the plan on December 15, 2016 and the affected employees were informed of the plan on January 12, 2017. The reduction in force will allow the Company to focus and realign existing resources on execution and make further investments in product innovation to drive advertising revenue and subscription growth. The Company expects the reduction in force plan to be completed by the end of the first quarter of 2017.

In connection with the reduction in force plan, the Company estimates it will incur approximately $5.0 million to $7.0 million of cash expenditures, substantially all of which are related to employee severance and benefits costs. Total reduction in force costs are estimated at $4.0 million to $6.0 million, which is lower than cash reduction in force costs due to a credit related to non-cash stock-based compensation expense reversals for unvested equity awards. The Company expects to recognize most of these pre-tax reduction in force charges in the first quarter of 2017.

Item 2.05 of this Report (“Item 2.05”) contains “forward-looking statements” within the meaning established by the Private Securities Litigation Reform Act of 1995, which are identified by words such as “plans,” “expects,” “may,” “believes,” “estimates” or “estimated, “intends,” and other similar words, expressions, and formulations. Item 2.05 contains forward-looking statements regarding the timing and scope of the reduction in force plan; and the amount and timing of the related charges. Many factors could affect the actual results of the reduction in force plan, and variances from the Company's current expectations regarding such factors could cause actual results of the reduction in force plan to differ materially from those expressed in these forward-looking statements. The Company presently considers the following to be a non-exclusive list of important factors that could cause actual results to differ materially from its expectations: estimates of employee headcount reductions; cash expenditures that may be made by the Company in connection with the reduction in force plan; and the number of outstanding unvested equity awards that will be canceled as a result of the reduction in force plan. A detailed discussion of these and other risks and uncertainties that could cause the Company's actual results to differ materially from these forward-looking statements is included in the documents that the Company files with the Securities and Exchange Commission on Forms 10-K, 10-Q and 8-K. These forward-looking statements speak only as of the date of this Report, and the Company does not undertake any obligation to revise or update such statements, whether as a result of new information, future events, or otherwise.

Item  7.01                 Regulation FD Disclosure.

On January 12, 2017, the Company issued a press release and letter to its stockholders announcing Pandora Plus subscription metrics, that it expects to exceed its previously announced revenue and adjusted EBITDA guidance for the fourth quarter of 2016, and a reduction in force plan. This press release and letter to stockholders are furnished as Exhibit 99.1 and Exhibit 99.2 hereto, respectively.

The information provided pursuant to Item 7.01, including Exhibit 99.1 and Exhibit 99.2 attached hereto, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item  9.01                 Financial Statements and Exhibits.

(d)                 Exhibits.

Exhibit No.	Exhibit Description

99.1	Press release dated January 12, 2017
99.2	Letter to stockholders dated January 12, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PANDORA MEDIA, INC.

Dated: January 12, 2017	By:	/s/ Michael S. Herring
Michael S. Herring President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description

99.1	Press release dated January 12, 2017
99.2	Letter to stockholders dated January 12, 2017